EXHIBIT 23.1

            CONSENT OF BEEMER, PRICHER, KUEHNHACKL & HEIDBRINK, P.A.
            --------------------------------------------------------
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference into the Form S-8 Registration Statement No.333-07449 regarding the Dividend Reinvestment Program and Form S-8 Registration Statement No. 333-64537 regarding the Stock Compensation Plan of Whitemark Homes, Inc. of our report dated February 12, 2004 which is included in the annual report on Form 10-KSB of Whitemark Homes, Inc. and Subsidiaries for the year ended December 31, 2003.


/s/ BEEMER, PRICHER, KUEHNHACKL & HEIDBRINK, P.A.
Beemer, Pricher, Kuehnhackl & Heidbrink, P.A.


Winter Park, Florida
Date: November 15, 2004